Exhibit 10.2

CONSULTANCY AGREEMENT

THIS AGREEMENT made as of the 18th day of April, 2009.

BETWEEN:

Babak Habibi,

(hereinafter “Habibi”)

AND:

BRAINTECH INC.

(hereinafter “Braintech”)

(Habibi and Braintech are collectively refered to as the “Parties”)

WHEREAS:

A.  Habibi and Braintech wish to enter into a consultancy agreement for a 33 month period;

B.  Braintech wishes to retain Habibi to ensure that Habibi will make himself available to the CEO of Braintech, for limited consulting services, at the mutual discretion of Habibi and Braintech; and,

C.  Braintech wishes Habibi to not to compete or provide similar services to Fanuc Robotics, Kuka, Motoman, ABB, Cognex and Kawasaki during the term of this agreement (“Competitors”)

NOW THEREFORE, in consideration of the terms, covenants and conditions set out below, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.  SCOPE OF CONSULTANCY

1.1  Habibi will upon reasonable request and at the mutual discretion of Habibi and Braintech provide consulting services to the CEO of Braintech Inc. (the “Consulting Services”).

1.2  The Consulting Services may include advice relating to technology direction, trends, competitive landscape, intellectual property, general strategy and occasional travel to meet with Braintech customers or partners at Mr Habibi’s sole discretion.

1.3  Additionally, Braintech agrees to pay an additional fee of $500.00 per day to Mr. Habibi for each day of travel at his sole discretion including days in transit.  Braintech agrees to reimburse Mr. Habibi for all reasonable travel expenses including airfare, transportation, meals and accommodation within 30 days of receiving Mr. Habibi’s invoice for same.

1.4  Habibi will provide his Consulting Services to Braintech for a 33 month term commencing April 27, 2009 and ending January 27, 2012 unless this agreement is brought to an end pursuant to the terms of this agreement.

1.5  Competing business shall be limited to any business providing vision guided robotic services to industrial robotics, machine vision for random bin picking, and machine vision for military and defence (“Competing Business”)

1.6  Habibi shall not provide similar consulting or other services to Competitors or establish a Competing Business from April 27, 2009 to January 27, 2012 or until this agreement is brought to an end pursuant to the terms of this agreement.

2.  PAYMENT

2.1  In consideration of Habibi’s agreeing to be retained by Braintech and agreeing to not provide services to Competitors or establish a Competing Business, Braintech will pay to Habibi $10,000 on May 27, 2009, June 27, 2009 and July 27, 2009 (for a total of $30,000).

2.2  Braintech has instructed its solicitor to pay Habibi $10,000 by way of a trust cheque, to Hamilton Howell in trust on or by May 27, 2009.

2.3  Braintech has instructed its solicitor to pay Habibi $10,000 by way of a trust cheque, to Hamilton Howell in trust on or by June 27, 2009.

2.4  Braintech has instructed its solicitor to pay Habibi $10,000 by way of a trust cheque, to Hamilton Howell in trust on or by July 27, 2009.

2.5  Thereafter commencing August 27, 2009 and ending January 27, 2012, Braintech shall pay Habibi thirty (30) equal payments of $5,000 CDN per month payable on the 27th of each month (the “Monthly Payments”).

2.6  Braintech will deliver on or by the 27th of each month each Monthly Payment to Mr. Habibi at 1680 Orkney Place, North Vancouver, British Columbia, Canada, V7H 2Z1.

3.  TAXES

3.1  Habibi shall be solely responsible for all taxes due on such Payments and Habibi agrees to remit and pay directly to Revenue Canada all taxes including without limitation CPP, EI and taxes required of him and does hereby release Braintech from any and all liability of taxes, CPP, EI owed to Revenue Canada with respect to all payments made under this Agreement.

3.2  Habibi hereby undertakes and agrees to indemnify and save harmless Braintech from and against all claims or demands arising under the Income Tax Act (Canada) for and in respect of withholding taxes which may arise from the payments under this Consultancy Agreement and any interest or penalties relating thereto and any reasonable costs or expenses incurred in defending such claims or demands.

4.  SECURITY FOR PAYMENT

4.1  The Parties agree to appoint Colonial Stock Transfer Company, Inc. as escrow agent under this Consultancy Agreement (the “Escrow Agent”).

4.2  Braintech, on or by June 1, 2009, will cause to be deposited 1.5 Million registered common shares of Braintech stock to the Escrow Agent (the “Braintech Shares”).  The Braintech Shares will be delivered to and held by the Escrow Agent in book entry method.

4.3  Upon written confirmation to Habibi, Braintech and Heenan Blaikie, LLP from the Colonial Stock Transfer Company (the “Escrow Agent”) that Braintech Inc. has executed the Escrow Agreement and deposited the 1,500,000 registered shares with the Escrow Agent and pursuant to the terms and conditions of the instruction letter dated April 16, 2009 executed by the Parties, Braintech will instruct its solicitor to release $150,000 from Heenan Blaikie LLP’s trust account to Braintech Inc.

4.4  Habibi will deliver to the Escrow Agent and Braintech within seven (7) days of clearance into his bank account notice confirming receipt of each Monthly Payment (“Notice of Receipt of Monthly Payment”).

4.5  Pursuant to the terms of the Escrow Agreement, on delivery of Notice of Receipt of Monthly Payment, the Escrow Agent will release 50,000 registered common Braintech shares to Braintech.

4.6  Notwithstanding anything to the contrary, in the event that Habibi receives a Monthly Payment, but fails to deliver a Notice of Receipt of Monthly Payment, Braintech shall be relieved of all and any obligations under this Agreement to make further payments until such time as the Notice of Receipt of Monthly Payment is delivered.

4.7  If Braintech fails to provide Habibi with a Monthly Payment or if such Monthly payment does not clear Habibi’s bank account within 7 days of the monthly payment date set out under this Agreement, Habibi will notify Braintech and Braintech will have 7 days from the date of delivery of notification to cure the breach by ensuring that Habibi receives the Monthly Payment due and owing.

4.8  If Braintech fails to provide Habibi with the Monthly Payment that is due and owing within 7 days from the date that Habibi notified Braintech of its failure to pay, Habibi will notify the Escrow Agent and Braintech of Braintech’s failure to pay (“Notice of Continued Failure to Pay”).

4.9  Pursuant to the terms of the Escrow Agreement, on delivery of Notice of Continued Failure to Pay, the Escrow Agent will release 100,000 registered common Braintech shares to Habibi.

4.10   The Parties agree that on February 27, 2012, if all monthly payments have been made to Habibi pursuant to this agreement, then the Escrow Agent shall transfer and deliver any remaining registered Braintech Shares to Braintech.

4.11  The Parties agree that any and all costs associated with the transfer of Braintech Shares from and to the Escrow Agent and any and all Escrow Agent fees will be paid solely by Braintech.

5.  PERFORMANCE

5.1  All Parties agree to do everything necessary to ensure that the terms of this agreement take effect.

5.2  The Parties agree that Habibi will be provided with the Monthly Payments from Braintech regardless of any breach or alleged breach of this agreement by either party unless Habibi provides services of any nature or kind to Competitors.

5.3  Nothwithstanding anything to the contrary, in the event that Habibi provides services to Competitors or establishes a Competing Business, all Payments to Habibi will cease effective immediately and all obligations and rights under this agreement will cease.

5.4  Habibi may terminate this agreement on 30 days written notice to Braintech at which time all obligations and rights under this agreement will cease.

6.  NO ASSIGNMENT WITHOUT CONSENT

6.1  This agreement is not assignable without the prior written consent of all of the Parties to this agreement.  Any attempt to assign any of the rights, duties or obligations of this agreement without written consent is void.

7.  EFFECTIVE DATE ON EXECUTION BY ALL PARTIES

7.1  This agreement shall not be in force, or bind any of the Parties, until executed by all the Parties named in it.

8.  COUNTERPARTS

8.1  This agreement may be executed in any number of counterparts with the same effect as if all Parties had signed the same document.  All counterparts shall be construed together and shall constitute one and the same agreement.

9.  TIME OF THE ESSENCE

9.1  Time is of the essence of this agreement.

10.  AMENDMENTS

10.1  If at any time during the continuance of this agreement the Parties shall deem it necessary or expedient to make any alteration or addition to this agreement, they may do so only by means of a written agreement among them which will supplement and form part of this agreement.

11.  ENTIRETY

11.1  This agreement constitutes the entire agreement between the Parties to this agreement pertaining to the subject matter hereof and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the Parties and there are no warranties, representations or other agreements between the Parties in connection with the subject-matter of this agreement except as specifically set forth herein.

12.  FURTHER DOCUMENTS

12.1  The Parties agree that each of them shall, upon reasonable request of any one or more of the others, do or cause to be done all further lawful acts, deeds and assurances whatever to the better performance of the terms and conditions of this agreement.

13.  HEADINGS

13.1  Descriptive headings are inserted solely for convenience of reference, do not form part of this agreement, and are not to be used as an aid in the interpretation of this agreement.

14.  NUMBER AND GENDER

14.1  It is agreed that unless the context of this agreement requires otherwise, the singular number shall include the plural and vice versa, the number of the verb shall be construed as agreeing with the word so substituted, words importing the masculine gender shall include the feminine and neuter genders, and words importing person shall firms and corporations and vice versa.

15.  GOVERNING LAW

15.1  This agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the Parties attorn to the jurisdiction of British Columbia for the resolution of any disputes in any way connected with this Agreement.

16.  HEIRS, SUCCESSORS, ASSIGNS

16.1  This agreement shall enure to the benefit of and be binding on the respective heirs, executors, administrators, successors and permitted assigns of each of the Parties.

17.  INDEPENDENT LEGAL ADVICE

17.1  The Parties each acknowledge having obtained their own independent legal advice with respect to the terms of this agreement prior to its execution.

18.  CONFIDENTIALITY

18.1  The Parties, and each of them, covenant and agree that this Agreement, including its existence, terms and conditions, is and will be kept confidential by each of them and will not be disclosed, in whole or in part, by either or both of them to any third party, other than their legal and financial advisors and the Escrow Agent except under compulsion of law.

IN WITNESS WHEREOF the Parties here to have caused this agreement to be duly executed as of the year and day first above written.

SIGNED, SEALED and DELIVERED by	)
Babak Habibi in the presence of:	)
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Signature	)
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Print Name	)	BABAK HABIBI
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Address	)
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	)	April 18, 2009
Occupation	)

SIGNED, SEALED and DELIVERED by	)
BRAINTECH INC. in the presence of:	)
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)
Signature	)
	)	BRAINTECH INC.
Print Name	)
	)	per Authorized Signatory
Address	)
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)
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Occupation	)	April 18, 2009